Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Independent Registered Public Accounting Firm’s report dated June 30, 2017, with respect to the consolidated financial statements included in the Annual Report of ZIM Corporation on Form 20-F for the year ended March 31, 2017.  We hereby consent to the incorporation by reference of said report in the Registration Statements of ZIM Corporation on Form S-8 (File No. 333-110878, effective December 3, 2003; File No. 333-135447, effective June 29, 2006; and File No. 333-135448, effective June 29, 2006).

/s/ MNP LLP

Ottawa, Canada Chartered Professional Accountants

July 19, 2017 Licensed Public Accountants